Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258179 on Form S-8 and Registration Statement No. 333-269336 on Form S-3 of our report dated March 14, 2025, relating to the financial statements of Xponential Fitness, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 14, 2025